UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

ATHENA BITCOIN GLOBAL

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-262629	87-0493596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SE 3rd Avenue Suite 2740 Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 690-4466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On November 24, 2025, Athena Bitcoin Global (the “Company”), voluntarily repaid in full the outstanding balance of approximately $3 million owed to KGPLA Holdings LLC, an entity in which Mike Komaransky, a former director and principal shareholder of the Company has a controlling interest and whose Chief Investment Officer is Huaxing “Jason” Lu, our director, under that certain Amended and Restated Secured Convertible Debenture entered into with KGPLA on May 15, 2023, as amended from time to time (the “Convertible Debenture”).

In connection with the repayment of all amounts owed pursuant to the Convertible Debenture, the obligations and commitments owed by the Company to KGPLA under the (a) Convertible Debenture, (b) a Senior Secured Loan Agreement entered into between KGPLA (and certain other borrowers named therein) and the Company dated May 15, 2023, and (c) a Security Agreement dated May 15, 2023, between KGPLA and the Company, each as amended from time to time, were terminated and all collateral associated therewith is required to be released by KGPLA.

The voluntary prepayment was made using cash on hand and the Company did not incur any prepayment penalties in connection with the repayment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athena Bitcoin Global

	By:	/s/ Matias Goldenhörn
Date: December 1, 2025	Name:	Matias Goldenhörn
	Title:	Chief Executive Officer

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